Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated January 15, 2007 (the “Agreement”) is by and between ROBERT PETER GALE, M.D., PH.D (the “Consultant”), and ZIOPHARM ONCOLOGY, INC., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the current employment agreement, dated as of January 15, 2004, by and between the Consultant and the Company (the “Employment Agreement”) will expire in accordance with its terms on January 14, 2007 and will not be extended;

WHEREAS, the Company will not exercise its option under Section 6(g) of the Employment Agreement to retain the Consultant as a consultant as set forth in the Employment Agreement;

WHEREAS, the Company wishes to retain the Consultant to render services for the Company on the terms and conditions set forth in this Agreement, and the Consultant wishes to be retained by the Company on such terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Title; Nature of Consulting.

The Consultant shall hold the title Chief Scientific Advisor. The Consultant shall perform services for the Company as outlined by the terms of this Agreement herein (“Consulting Services”). In addition, the Consultant shall continue to serve as a member of the Company’s Medical Advisory Board.

Section 2. Compensation.

a)
In exchange therefor, the Company shall pay the Consultant for Consulting Services actually requested by and provided to the Company $100,000 per year, payable in equal monthly installments in arrears.

b)
If the Consultant elects to continue medical coverage under the Company’s medical plan pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company hereby agrees to pay the cost of such continuation coverage during the term of this Agreement.

c)
In addition to the payment for Consulting Services set forth above, the Company shall compensate the Consultant for his services as a member of the Company’s Medical Advisory Board in the same amount and in the same manner as it compensates the other members of the Medical Advisory Board.

d)	In the event that the Consultant travels for or on behalf of the Company, the Company hereby agrees to reimburse the Consultant as provided under Section 4 below.

Section 3. Consulting Services.

The Consultant shall be available for up to 10 hours per month, as requested by the Company, to provide advice regarding development and clinical testing of the Company’s pharmaceutical products and such other matters pertaining to the Company’s business as may be requested by Dr. Jonathon J. Lewis or Dr. Brian Schwartz. The Consultant shall use his best efforts to advance the best interests of the Company.

Section 4. Travel.

The Consultant has no obligation to travel for or on behalf of the Company. In the event the Consultant consents to travel on behalf of the Company in any particular instance, the Company will reimburse the Consultant’s reasonable travel costs, provided that documentation is supplied in accordance with the Company’s regular travel expense reimbursement policies in effect from time to time; and the Company will pay the Consultant $1,000 per day for his services while traveling, provided that on each such day the Consultant devotes at least 2 hours to the Company’s business. The payments and time commitments in this Section 4 will be in addition to the payments and time commitments referred to in Section 2 and Section 3 hereof.

Section 5. Representations and Acknowledgements.

a)
Consultant represents that he has the requisite expertise, ability and legal right to render the Consulting Services, and will perform the Consulting Services in an efficient manner and in accordance with the terms of this Agreement. The Consultant will abide by all laws, rules, and regulations that apply to the performance of the Consulting Services.

b)
Consultant acknowledges and agrees that the Consultant is an independent contractor and will perform the Consulting Services as such and not as an employee of the Company. Accordingly, nothing in this Agreement shall be construed as establishing a relationship of employer and employee, or principal and agent, between the Company and the Consultant.

c)
Each party herein acknowledges that the Consultant is not an employee for state or federal tax purposes or any other purpose, and the Consultant shall be solely responsible for the payment of all applicable federal, state, local and foreign income taxes, self-employment taxes, and any other applicable taxes, withholdings, required insurance contributions or other charges or deductions under the laws of any and all applicable jurisdictions. The Consultant acknowledges that the Company will not withhold federal, state, local or foreign income taxes, pay Social Security contributions or provide disability insurance coverage for the Consultant with respect to his services under this Agreement, and the Consultant will not participate in any of the Company’s employee benefit plans with respect to his period of service as a consultant under this Agreement.

d)
Consultant acknowledges and agrees that the Consultant is solely responsible for his own acts as they relate to any services provided, and will not have authority to speak for, represent or obligate the Company in any way.

Section 6. Consultant’s Covenants.

a)
Consultant shall be available to perform the Consulting Services for the term of this Agreement and shall not enter into any other agreement with any other person or entity that would restrict the Consultant’s ability to fully perform the Consulting Services under this Agreement. In the event that the Consultant becomes unavailable or enters into such an agreement, the Company will have the option to terminate this Agreement without further liability to the Consultant to pay for any Consulting Services other than those services previously rendered. The Consultant will enter into an Invention, Non-Disclosure and Non-Competition Agreement in the form of the Agreement attached hereto as Schedule 1, which will provide for certain non-competition covenants applicable during the period of his service under this Agreement.

b)
During the term of this Agreement, the Consultant shall not directly or indirectly disparage, whether or not true, the name or reputation of the Company or any of its affiliates, officers, directors, employees or shareholders.

Section 7. Indemnification.

The Consultant agrees to indemnify and hold the Company harmless for any injury occurring to the property or person of the Consultant as a result of the Consultant’s performance of Consulting Services under this Agreement, provided that said injury has not occurred due to the gross negligence of the Company.

Section 8. Miscellaneous.

a. Term; Termination. This Agreement is effective as of January 15, 2007 and shall continue thereafter for one calendar year, ending as of January 14, 2008. The Company or the Consultant may terminate this Agreement at any time on 30 days notice, with no continuing obligation (except as required under the Invention, Non-Disclosure and Non-Competition Agreement) for either party.

b. Assignment. No assignment by the Consultant of this Agreement or any sums due under it, will be binding on the Company without the Company’s written consent.

c. Application of Law. This Agreement and the application or interpretation hereof shall be governed exclusively by the law of the State of New York (without regard to conflicts of law principles).

d. Headings. The headings in this Agreement are inserted for convenience only and do not describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections shall be deemed to mean and refer to Sections of this Agreement. The words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

e. Number and Gender. Where the context so indicates, the masculine includes the feminine and the neuter, the neuter includes the masculine and the feminine and the singular includes the plural.

f. Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Consultant and the Company and their respective successors and assigns.

g. Severability. The parties hereto intend that this Agreement shall be enforced to the fullest extent permissible under the law and public policies of each state and jurisdiction in which such enforcement is sought, but that unenforceability (or the modification to conform with such laws or public policies) of any provision hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, in the event that any provision of this Agreement shall be determined to be invalid or unenforceable (including, without limitation, as to duration or geographic area), either in whole or in part, this Agreement shall be deemed amended to delete or modify as necessary, the offending provision and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.

h. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all previous contracts and agreements between the parties hereto, both oral and written. This Agreement may not be modified, except in a writing signed by both parties hereto.

i. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ROBERT PETER GALE, M.D., PH.D

By:
Title:

ZIOPHARM ONCOLOGY, INC.

By:
Name: Title: